Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the Company’s historical consolidated financial information, which have been presented to give effect to the disposition of Providence Human Services, LLC and Providence Community Services, LLC (Providence’s Human Services segment). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 of Providence and its subsidiaries is presented as if the disposition had occurred as of June 30, 2015. The unaudited pro forma condensed consolidated statements of income of Providence and its subsidiaries for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013, and 2012 are presented as if the disposition had occurred on January 1, 2012.

The Company’s historical financial information was derived from its audited consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on March 16, 2015, March 14, 2014 and March 15, 2013, respectively) and the Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2015 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 7, 2015). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet and statements of income are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that existed upon completion of the disposition.

The Providence Service Corporation

Pro Forma Condensed Consolidated Balance Sheet - Unaudited

June 30, 2015

(in thousands)

	Providence Service Corporation Historical	Disposition of Providence Human Services	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$145,161	$(16,967)	$104,314	c	$232,508
Accounts receivable, net	211,741	(46,741)	-		165,000
Other current assets	61,919	(6,624)	-		55,295
Total current assets	418,821	(70,332)	104,314		452,803

Goodwill	358,483	(13,344)	-		345,139
Intangible assets, net	321,535	(14,833)	-		306,702
Other non-current assets	118,205	(17,204)	10,000	f	111,001
Total assets	$1,217,044	$(115,713)	$114,314		$1,215,645

Liabilities and stockholders' equity
Current liabilities:
Accrued expenses	$127,722	$(19,245)	$19,119	d	$127,596
Other current liabilities	193,212	(4,434)	-		188,778
Total current liabilities	320,934	(23,679)	19,119		316,374

Long-term obligations, less current portion	458,667	-	(97,347)	c	361,320
Other non-current liabilities	116,636	3,274	-		119,910
Total liabilities	896,237	(20,405)	(78,228)		797,604

Mezzanine equity
Convertible preferred stock, net	77,719	-	-		77,719

Stockholders' equity
Common stock and APIC	270,044	-	-		270,044
Other stockholders' equity	(26,956)	-	97,234	e	70,278
Total stockholders' equity	243,088	-	97,234		340,322
Total liabilities and stockholders' equity	$1,217,044	$(20,405)	$19,006		$1,215,645

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the six months ended June 30, 2015

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Disposition of Providence Human Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,014,046	$(175,979)	$-		$838,067

Operating expenses:
Service expense	893,926	(155,820)	-		738,106
General and administrative expense	48,000	(9,937)	(206)	a	37,857
Depreciation and amortization	29,857	(3,613)	-		26,244
Total operating expenses	971,783	(169,370)	(206)		802,207
Operating income	42,263	(6,609)	206		35,860

Other expenses:
Interest expense, net	10,552	29	(1,671)	b	8,910
Loss on equity investment	3,542	-	-		3,542
(Gain) Loss on foreign currency translation	(395)	-	-		(395)
Income before income taxes	28,564	(6,638)	1,877		23,803
Provision for income taxes	15,693	(2,782)	746		13,657
Net income	$12,871	$(3,856)	$1,131		$10,146

Net income available to common stockholders	$9,243				$6,750

Earnings per common share:
Basic	$0.58				$0.42
Diluted	$0.57				$0.42

Weighted-average number of common shares outstanding:
Basic	16,036,959				16,036,959
Diluted	16,193,372				16,193,372

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the twelve months ended December 31, 2014

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Disposition of Providence Human Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,481,171	$(344,960)	$-		$1,136,211

Operating expenses:
Service expense	1,338,793	(315,008)	-		1,023,785
General and administrative expense	63,635	(19,134)	-		44,501
Depreciation and amortization	29,488	(6,655)	-		22,833
Asset impairment charge	6,915	(6,915)	-		-
Total operating expenses	1,438,831	(347,712)	-		1,091,119
Operating income	42,340	2,752	-		45,092

Other expense:
Interest expense, net	14,600	41	(1,519)	b	13,122
Gain on foreign currency translation	(37)	-	-		(37)
Income before income taxes	27,777	2,711	1,519		32,007
Provision for income taxes	7,502	(16)	604		8,090
Net income	$20,275	$2,727	$915		$23,917

Earnings per common share:
Basic	$1.37				$1.62
Diluted	$1.35				$1.59

Weighted-average number of common shares outstanding:
Basic	14,765,303				14,765,303
Diluted	15,018,561				15,018,561

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the twelve months ended December 31, 2013

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Disposition of Providence Human Services	Pro Forma

Service revenue, net	$1,122,682	$(323,916)	$798,766

Operating expenses:
Service expense	1,020,051	(283,382)	736,669
General and administrative expense	48,633	(23,043)	25,590
Depreciation and amortization	14,872	(5,541)	9,331
Asset impairment charge	492	(492)	-
Total operating expenses	1,084,048	(312,458)	771,590
Operating income	38,634	(11,458)	27,176

Other expense:
Interest expense, net	6,894	27	6,921
Loss on extinguishment of debt	525	-	525
Income before income taxes	31,215	(11,485)	19,730
Provision for income taxes	11,777	(5,152)	6,625
Net income	$19,438	$(6,333)	$13,105

Earnings per common share:
Basic	$1.44		$0.97
Diluted	$1.41		$0.95

Weighted-average number of common shares outstanding:
Basic	13,499,885		13,499,885
Diluted	13,809,874		13,809,874

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Pro Forma Condensed Consolidated Statements of Income

for the twelve months ended December 31, 2012

Unaudited

(in thousands, except share and per share data)

	Providence Service Corporation Historical	Disposition of Providence Human Services	Pro Forma

Service revenue, net	$1,105,889	$(328,879)	$777,010

Operating expenses:
Service expense	1,010,776	(278,534)	732,242
General and administrative expense	53,383	(26,372)	27,011
Depreciation and amortization	15,023	(5,417)	9,606
Asset impairment charge	2,506	-	2,506
Total operating expenses	1,081,688	(310,323)	771,365
Operating income	24,201	(18,556)	5,645

Other expense:
Interest expense, net	7,508	5	7,513
Income before income taxes	16,693	(18,561)	(1,868)
Provision for income taxes	8,211	(7,717)	494
Net income	$8,482	$(10,844)	$(2,362)

Earnings per common share:
Basic	$0.64		$(0.18)
Diluted	$0.64		$(0.18)

Weighted-average number of common shares outstanding:
Basic	13,225,448		13,225,448
Diluted	13,354,613		13,225,448

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands)

1.	Description of the transactions and basis of presentation

Description of the Transaction

Effective November 1, 2015, The Providence Service Corporation (the “Company” or “Providence”) along with Ross Innovative Employment Solutions Corp. (“Ross” and, collectively with Providence, the “Sellers”) completed the sale of Providence Human Services, LLC and Providence Community Services, LLC, comprising Providence’s Human Services segment, to Molina Healthcare, Inc. (“Buyer”) pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated September 3, 2015.

Pursuant to the Purchase Agreement, Buyer paid to Providence on November 2, 2015 a purchase price comprised of a $200,000 cash payment (prior to adjustments for estimated working capital, certain seller transaction costs, debt assumed by the Buyer, and a cash payment for the Providence Human Services cash and cash equivalents on hand at closing), (the “Transaction”). The Company intends to use 50% of the net cash proceeds, as further defined below, from the Transaction to fund a prepayment of revolving loans under its existing credit facility. Subject to additional management evaluation of market and business conditions, share price and other factors and evaluation and approval of the Board of Directors, the remaining proceeds of the Transaction may be used for acquisitions, investments in the long-term development of the Company’s other segments and the return of capital to stockholders through a stock repurchase program.

Additionally, on September 3, 2015, Providence entered into the Third Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement (the “Amendment”) amending its Amended and Restated Credit and Guaranty Agreement, previously amended by that certain First Amendment dated May 28, 2014 and Second Amendment dated October 23, 2014 by and among Providence, certain domestic subsidiaries of Providence, Bank of America, as administrative agent, and the other lenders party thereto (as amended to date, the “Credit Agreement”). Pursuant to the Amendment, the lenders under the Credit Agreement consented to Providence’s sale of its Human Services segment pursuant to the Transaction and the use by Providence of 50% of the net cash proceeds of the Transaction to make restricted payments to repurchase common stock pursuant to the Providence stock repurchase program, provided that a minimum amount equal to 50% of the net cash proceeds, as defined in the Credit Agreement, of the Transaction would be applied pro rata to the prepayment of revolving loans and swingline loans under the Credit Agreement. The Amendment provides for appropriate amendments to the terms of the Credit Agreement to reflect such consents. The Credit Facility defines “net cash proceeds” to include cash proceeds or cash equivalents actually received in a disposition such as the Transaction, net of direct costs incurred, taxes paid or payable as a result of the disposition, the amount of required payments on indebtness as a result of the disposition, and the amount of any reasonable reserve established in accordance with generally accepted accounting principles for contingency payments, such as indemnification obligations.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared based on the Company’s historical financial information giving effect to the disposition of Providence’s Human Services segment and related adjustments described in these notes. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted as permitted by the SEC rules and regulations.

2.	Pro forma adjustments to unaudited condensed consolidated financial statements

a.	Adjustment to remove transaction expenses recorded during the six months ended June 30, 2015.

b.

Adjustment to remove interest expense related to the portion of the revolving credit facility that was required by the Company’s lenders to be repaid upon sale of Providence’s Human Services segment. The portion of the revolving credit facility required by the Company’s lenders to be repaid upon sale of the Human Services segment is estimated to be $97,347.

c.

Adjustment of $97,347 to reflect the 50% of cash consideration of $194,694 from the Providence Human Services disposition, net of estimated seller transaction costs, estimated working capital adjustments, and debt assumed by Buyer required by the Company’s lenders to pay outstanding credit facility obligations; less an adjustment of $10,000 to reflect the portion of the closing cash consideration held in indemnity escrow (refer to Note f.); plus an adjustment of $16,967 to reflect the amount of Providence Human Services cash and cash equivalents as of June 30, 2015 purchased by the Buyer at closing. As a closing accommodation, Providence and Buyer agreed that Providence would not remove the Providence Human Services cash and cash equivalents on hand and that Buyer would pay Providence for this amount at closing (refer to Note e.).

d.	Adjustments to record the estimated income tax impacts related to the Providence Human Services disposition.

e.	Adjustment to reflect the estimated gain on sale, net of tax, from the Providence Human Services disposition is calculated as follows:

Purchase price	$200,000
Add: Estimated working capital adjustments	3,883
Less: Debt assumed by Buyer	(600)
Less: Estimated seller transaction costs	(8,589)
Cash consideration, net of adjustments and before cash and cash equivalents acquired	194,694
Add: Cash paid for Providence Human Services cash and cash equivalents as of June 30, 2015	16,967	c
Total cash received, including cash held in indemnity escrow	211,661

Providence Human Services net book value as of June 30, 2015, excluding cash and cash equivalents	78,341
Add: Providence Human Services cash and cash equivalents as of June 30, 2015	16,967	c
Total Providence Human Services net book value as of June 30, 2015	95,308

Estimated pre-tax gain	116,353
Provision for income taxes	19,119
Estimated gain on sale, net of tax	$97,234

f.	Adjustment of $10,000 to reflect the portion of the closing cash consideration held in indemnity escrow for the benefit of Providence.